UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Road, Suite 600, Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015 Don Boyd, Controller and Principal Accounting Officer of American Electric Technologies, Inc. (the “Company”) resigned from such positions in connection with his retirement.

On June 15, 2015 the Board of Directors of the Company appointed Lynn Theisen as Controller and Principal Accounting Officer. Ms. Theisen, age 54, joined the Company in May 2015. Ms. Theisen was an Investment Accounting Officer for the World Bank Group in Washington DC from 2008 through 2011. From 2011 through 2015 Ms. Theisen worked as an independent consultant to oil field services companies. Ms. Theisen is a Certified Public Accountant in the State of Texas and she holds a CGMA designation.

Ms. Theisen is employed pursuant to a employment letter agreement a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.1 and incorporated by reference herein. This summary of Ms. Theisen’s employment agreement is qualified in its entirety by reference to the agreement.

There are no arrangements or understandings between Ms. Theisen and any other person pursuant to which she was selected as an officer. Ms. Theisen does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Theisen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Letter Agreement with Lynn Theisen.

99.1	Summary of Lynn Theisen Employment Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 19, 2015	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Letter Agreement with Lynn Theisen.

99.1	Summary of Lynn Theisen employment agreement.